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                                                                    EXHIBIT 99.1

ENCORE ACQUISITION COMPANY ANNOUNCES CHANGES TO MANAGEMENT TEAM


FORT WORTH, Texas - August 26, 2002 - Encore Acquisition Company ("Encore") (NYSE: EAC) today announced the promotion of Jon S. Brumley, Executive Vice President, Business Development to the position of President of the Company. Mr. Brumley is one of the founding members of the Company and has been in charge of the business development group, the land department, and hedging and marketing activities.

Also, Gene R. Carlson has been promoted to Executive Vice President and Chief Operating Officer. Carlson is also a founding member of the Company.

I. Jon Brumley will remain as Chairman and Chief Executive Officer.

Organized in 1998, Encore is a growing independent energy company engaged in the acquisition, development and exploitation of North American oil and natural gas reserves. Encore's oil and natural gas reserves are located in the Williston Basin of Montana and North Dakota, the Permian Basin of Texas and New Mexico, the Anadarko Basin of Oklahoma and the Powder River Basin of Montana.

Contacts:

Morris B. Smith
Executive Vice President and CFO
817-339-0908

Rani M. Wainwright
Assistant Treasurer
817-339-0919